EXHIBIT J


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use of our report dated January 29, 1999, on the financial statements referred to therein, which is incorporated by reference in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A File No. 33-69760, as filed with the Securities and Exchange Commission. We also consent to the reference to our Firm in the Statement of Additional Information under the captions "Counsel and Auditors".



                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
January 27, 1999